Exhibit 10.163

GLOBAL AMENDMENT
TO
RESTRICTED STOCK AWARD AGREEMENT

Issued Pursuant to the
Glimcher Realty Trust
2012 Incentive Compensation Plan
and 2004 Amended & Restated
Incentive Compensation Plan

THIS GLOBAL AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (“Amendment”), effective May 7, 2014 (the “Effective Date”) amends all currently effective and outstanding restricted stock award agreements issued by Glimcher Realty Trust (the “Company”) to the Participant named herein (the “Agreements”) as described below pursuant to the provisions of the Company’s 2004 Amended and Restated Incentive Compensation Plan (the “2004 Plan”) for those Agreements issued pursuant to the 2004 Plan and the 2012 Incentive Compensation Plan (the “2012 Plan”) for those Agreements issued pursuant to the 2012 Plan. If there is any inconsistency between the terms of this Amendment, any of the Agreements, and, as appropriate, the terms of 2004 Plan or 2012 Plan then the terms of the appropriate and applicable plan shall completely supersede and replace the conflicting terms of this Amendment. All capitalized terms shall have the meanings ascribed to them in the appropriate and applicable plan unless specifically set forth otherwise herein.
WHEREAS, the Executive Compensation Committee of the Company’s Board of Trustees, as administrator of the Plan, has approved this Amendment; and
WHEREAS, the Participant, through his or her signature below, consents to this Amendment.

The parties hereto agree as follows:
NOW THEREFORE, as of the Effective Date, the Agreements are amended to add the following:
1.The last sentence of Section 3(b) of the Agreement shall be deleted in its entirety and replaced with the following:
Any Shares for which the Transfer Restrictions have not yet lapsed pursuant to the terms of this Agreement shall not be considered Vested Shares (the “Non-Vested Shares”).
2.Section 3(c)(i) of the Agreement shall be deleted in its entirety and replaced with the following:
i.Non-Cause Termination or Discontinuation of a Participant’s Board Service. Except in the case of the Participant’s death or Disability (as defined below), if the Participant’s service on the Board is discontinued or terminated for any reason, other than For Cause (as defined below),

(Form of Global Amendment to Restricted Stock Award Agreement – Trustee)

then such Participant shall be permitted to keep any Non-Vested Shares; however, such shares shall be subject to the vesting schedule stated in Section 3(b) and the Transfer Restrictions. In the event the Participant dies while serving on the Board, the Non-Vested Shares held by the deceased Participant pursuant to this Agreement shall convert to Vested Shares and shall no longer be subject to the vesting schedule stated in Section 3(b) or the Transfer Restrictions. In the event that a Participant’s service on the Board is terminated as a result of the Participant’s Disability (as defined below), the Non-Vested Shares held by the Participant pursuant to this Agreement shall convert to Vested Shares and shall no longer be subject to the vesting schedule stated in Section 3(b) or the Transfer Restrictions. For purposes of this Agreement, the term “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee. Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion in accordance with Code Section 409A (or any successor provision), (i) whether the Participant has ceased to perform services of any kind due to a Disability and, if so, (ii) the first date of such Disability.
3.Section 10 of the Agreement shall be deleted in its entirety and replaced with the following:
10.    Withholding Taxes. The Company shall have the right to withhold from a Participant, or otherwise require such Participant to pay, any Withholding Taxes (defined below) arising as a result of the grant of any Shares, the lapse of any Forfeiture Restrictions or Transfer Restrictions on any Shares, the transfer of any Shares, any tax election by the Participant, or any other taxable event. If the Participant shall fail to make such Withholding Tax payments when and as required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. If the Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award then the Participant shall submit a copy of such election to the Company. In satisfaction of the requirement to pay Withholding Taxes, the Participant may make a written election which may be accepted or rejected in the discretion of the Executive Compensation Committee, to tender other Shares to the Company (either by actual delivery or attestation) having an aggregate Fair Market Value equal to the Withholding Taxes. “Withholding Taxes” means any federal, state, or local income, employment, payroll, or similar tax related to the Shares that are required to be withheld by the Company.

Except as otherwise stated herein, all of the other provisions of the Agreements not changed by this Amendment shall be remain in full force and effect.
(SIGNATURES ON FOLLOWING PAGE)

(Form of Global Amendment to Restricted Stock Award Agreement – Trustee)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
GLIMCHER REALTY TRUST

By:__________________________________________

Print Name: __________________________________

Title: ________________________________________

ACKNOWLEDGED & ACCEPTED:

______________________________________
Signature

Print Name: ____________________________

Address:    _____________________________

_____________________________

3
(Form of Global Amendment to Restricted Stock Award Agreement – Trustee)